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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF CALLISTER NEBEKER & MCCULLOUGH]

                                  4 May 1998

VIA HAND DELIVERY
-----------------
Zions Bancorporation
One South Main, Suite 1380
Salt Lake City, Utah 84111



Gentlemen:

     We have acted as counsel to Zions Bancorporation, a Utah corporation (the "COMPANY"), in connection with the proposed offering by the Company of up to 2,760,000 shares (the "SHARES") of the Company's common stock, no par value (the "COMMON STOCK"). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "ACT").

     In connection with this opinion, we have examined and are familiar with the original or copies, certified or otherwise identified to our satisfaction, or such documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including but not limited to (i) the Registration Statement of the Company on Form S-3 relating to the Shares (the "REGISTRATION STATEMENT") to be filed by the Company with the Securities and Exchange Commission (the "COMMISSION") in the form it is to be filed with the Commission on the date hereof; (ii) the form of underwriting agreement with respect to the issuance and sale of the Shares (the "UNDERWRITING AGREEMENT") to be entered into among the Company and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters;
(iii) the Restated Articles of Incorporation of the Company, as amended, as in effect on the date hereof; (iv) the Bylaws of the Company, as amended, as in effect on the date hereof; and (v) certain resolutions of the Board of Directors of the Company relating to, among other things, the issuance of the Shares, the filing of the Registration Statement and related matters.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein that we did not

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Zions Bancorporation
4 May 1998
Page 2
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independently establish or verify, we have relied on oral or written statements and representations of officers and other representatives of the Company and others.

     Members of this Firm are admitted to the Bar of the state of Utah and we express no opinion as to the laws of any other jurisdiction.

     Based upon and subject to the foregoing, and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares of the Company's Common Stock to be registered in the Registration Statement will, at the time of sale by the Company, be duly authorized, validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     This opinion has been delivered to you to be used solely by the Company for inclusion as an exhibit in the Registration Statement and, except as set forth in the next sentence, is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is the opinion to be relied upon by any person other than the Company without our express prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Validity of Common Stock" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.



                                       Very truly yours,

                                       CALLISTER NEBEKER & McCULLOUGH
                                       A Professional Corporation

                                       /s/ CALLISTER NEBEKER & McCULLOUGH








cc:     Dale M. Gibbons
        Stanley F. Farrar, Esq. (via Federal Express)
        Patrick S. Brown, Esq. (via Federal Express)
        Louis H. Callister, Esq.